UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2012

COMVERSE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

NEW YORK	001-35303	13-3238402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Seventh Avenue,

New York, New York

10019

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (212) 739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On May 30, 2012, the Board of Directors (the “Board”) of Comverse Technology, Inc. (the “Company”), upon the recommendation of its Compensation and Leadership Committee, approved certain amendments (the “Amendment”) to the terms of the Employment Letter, dated March 9, 2011 (the “Employment Letter”), between Mr. Charles J. Burdick, the Chairman of the Board and the Chief Executive Officer of the Company, and the Company, to adjust the compensation terms following a material change in the scope of his role, including as a result of the engagement of a Chief Executive Officer of Comverse, Inc., the Company’s wholly-owned subsidiary (“Comverse”). Pursuant to the amendments, (i) Mr. Burdick’s annual base salary is reduced effective June 1, 2012 from $820,000 to $470,000 for the duration of his temporary relocation to New York and will be reduced to $350,000 when the relocation ends; (ii) Mr. Burdick’s annual on-target bonus for the fiscal year ending January 31, 2013 (“Fiscal 2012”) is adjusted to $273,333, to pro rate for his actual period of service as Chief Executive Officer of Comverse during Fiscal 2012 prior to June 1, 2012; (iii) Mr. Burdick will receive for his service as Executive Chairman and Chief Executive Officer for the remainder of the second quarter of Fiscal 2012, a restricted stock unit (“RSU”) award covering shares of the Company’s common stock having a market value of $267,392 as of the close of business on July 31, 2012 and, thereafter, Mr. Burdick will be entitled to receive, consistent with the terms of the Employment Letter, grants of RSU awards under the Company’s stock incentive plans covering shares of the Company’s common stock equal to the value of $200,000 per fiscal quarter (with the number of RSUs to be awarded to be based on the closing price per share of the Company’s common stock on the last trading day of each fiscal quarter), with such RSU awards to be issued quarterly in arrears and prorated for any partial quarters; and (iv) Mr. Burdick will be entitled to receive a one-time, lump sum payment in the amount of $300,000 upon consummation of the proposed distribution of the Company’s shares of CNS to its shareholders if completed on or prior to January 31, 2013. The foregoing description is subject to, and qualified in its entirety by the full text of the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment, dated June 4, 2012, to the Employment Letter, dated March 9, 2011, between Mr. Charles J. Burdick and Comverse Technology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2012

COMVERSE TECHNOLOGY, INC.

By:	/s/ Shefali A. Shah
Name:	Shefali A. Shah
Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Amendment, dated June 4, 2012, to the Employment Letter, dated March 9, 2011, between Mr. Charles J. Burdick and Comverse Technology, Inc.